EXHIBIT 5
                           WARNER NORCROSS & JUDD LLP
                              900 Old Kent Building
                              111 Lyon Street, N.W.
                        Grand Rapids, Michigan 49503-2489

                          Telephone No.: (616) 752-2000
                    Fax No.: (616) 752-2500 & (616) 752-2501





                             February 2, 1996

Chemical Financial Corporation
333 East Main Street
Midland, Michigan 48640

     Re:  REGISTRATION STATEMENT ON FORM S-4
          584,000 SHARES COMMON STOCK

Gentlemen:

          We are counsel to Chemical Financial Corporation ("Chemical") in connection with registration under the Securities Act of 1933, as amended (the "Securities Act") pursuant to a registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on or about February 2, 1996.

          We are familiar with the proceedings taken by Chemical in connection with the authorization of up to 584,000 shares of Common Stock, $10 par value (the "Common Stock"). We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

          Based upon the foregoing, we are of the opinion that the Common Stock will be, when duly registered under the Securities Act and issued and delivered as described in the Registration Statement, legally issued, fully paid and nonassessable.

          We consent to the filing of this opinion as an exhibit to the Registration Statement.





          This opinion is rendered for the purposes of Item 21 of Form S-4 and Item 601 of Regulation S-K, may be relied upon only by you and the Commission and may not be used, quoted or referred to or filed for any other purpose without our prior written permission.

                                   WARNER NORCROSS & JUDD LLP



                                   By: /S/ GORDON R. LEWIS
                                       Gordon R. Lewis, Partner